UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	August 3, 2015
(DATE OF EARLIEST EVENT REPORTED)	July 30, 2015

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas 77046
(Address of principal executive office)

(866) 913-2122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2015, Boardwalk Pipeline Partners, LP (the Registrant) issued a press release providing information on its results of operations for the quarter ended June 30, 2015. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 2.02 and in Exhibit 99.1 in this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 2.02 and in Exhibit 99.1 in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 30, 2015, the Board of Directors of Boardwalk GP, LLC, the general partners of Boardwalk GP, LP, which is the general partner of the Registrant, appointed Mr. Peter W. Keegan to the Board of Directors. Mr. Keegan is the former principal financial officer and senior vice president of Loews Corporation, which indirectly through its wholly-owned subsidiary Boardwalk Pipelines Holding Corp. (BPHC), and Boardwalk GP, LP, an indirect wholly-owned subsidiary of BPHC, owns the majority of the limited partnership units of the Registrant, the Registrant’s 2% general partner interest and all of its incentive distribution rights.
There are no arrangements or understandings between Mr. Keegan and any other person pursuant to which Mr. Keegan was elected as a director. Pursuant to the Registrant’s Third Amended and Restated Agreement of Limited Partnership, Mr. Keegan will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.

99.1	Boardwalk Pipeline Partners, LP, News Release, issued August 3, 2015, providing information on results of operations for the quarter ended June 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and
Administrative Officer and Treasurer

Dated: August 3, 2015